Exhibit 99.1

Contact:   Douglas Armer

(212) 655-0220

Capital Trust Reports Year End and Fourth Quarter 2011 Results

NEW YORK, NY – February 14, 2012 — Capital Trust, Inc. (NYSE: CT) today reported results for the fourth quarter and year ended December 31, 2011.

•	Operating Results:

•

Consolidated net income of $258.1 million, or $11.39 per share ($10.78 per share on a diluted basis), for the year ended December 31, 2011 and a consolidated net loss of $8.3 million, or ($0.37) per share (($0.37) per share on a diluted basis) for the three months ended December 31, 2011.

•	Consolidated assets were $1.37 billion as of December 31, 2011 and consolidated liabilities were $1.50 billion, resulting in a shareholders’ deficit of $110.4 million.

•

On an adjusted basis, the Company recorded net income for the fourth quarter of $8.5 million, or $0.37 per share, driven primarily by special servicing fees earned during the quarter. The Company’s cash-basis adjusted net income was $7.3 million for the quarter.

•

Adjusted assets were $113.6 million as of December 31, 2011, and adjusted liabilities were $15.9 million, resulting in adjusted shareholders’ equity of $97.7 million. Based on 24.8 million shares outstanding (fully diluted basis) at quarter end, adjusted book value per share was $3.94.

•

The Company’s investment management platform generated $10.6 million of revenues during the quarter, and $22.2 million year-to-date ($2.6 million and $7.0 million of fees were eliminated in consolidation under GAAP, respectively).

Capital Trust, Inc.

•	As of December 31, 2011, the Company’s adjusted assets were comprised of:

•

The Company’s investment management and special servicing platform, operated through its subsidiary, CT Investment Management Co., LLC (“CTIMCO”), has assets under management of $4.5 billion with mandates including: (i) management of its public company parent, Capital Trust, Inc.; (ii) management of CT Legacy REIT; (iii) management of various private equity funds and separate accounts; (iv) collateral management of five commercial real estate CDOs; and (v) special servicing of securitized loan investments for both CTIMCO-managed vehicles and third parties.

•	Unrestricted cash of $34.8 million.

•	$10.0 million funded under its co-investment commitment to CT Opportunity Partners I, LP ($25.0 million commitment, of which $15.0 million remains unfunded).

•

Equity interest in the CT Legacy REIT portfolio (52%) with an adjusted book value of $61.6 million. Net of its obligations under the secured notes and management incentive awards, the Company’s equity interest in the CT Legacy REIT portfolio is $41.6 million on an adjusted basis.

•	The Company has no recourse liabilities.

CT Investment Management Co., LLC

All of the Company’s investment management activities are conducted through its wholly-owned, investment management subsidiary, CTIMCO. CTIMCO is headquartered in New York, employs all 29 of the Company’s employees, and is operated as a taxable subsidiary. Since its inception, CTIMCO has originated approximately $12.0 billion of commercial real estate debt and related investments and has raised over $3.5 billion of private equity capital, as well as over $10 billion of public and private debt capital. CTIMCO currently manages approximately $4.5 billion of assets including its public company parent, CT Legacy REIT, five commercial real estate CDOs, three private equity funds, and one separate account. In addition, CTIMCO is an approved special servicer by all three rating agencies and is the named special servicer on $2.5 billion of loans.

•

The investment management platform earned $10.6 million of revenues during the quarter, and $22.2 million year-to-date ($2.6 million and $7.0 million of fees were eliminated in consolidation under GAAP, respectively).

•	CTIMCO is currently investing CT Opportunity Partners I, a fund with $539.9 million of total equity commitments of which $324.6 million remains undrawn.

•	The CT High Grade Mezzanine platform was re-opened for CTIMCO to invest on a non-discretionary basis.

•	CTIMCO manages two other funds with total original equity commitments of $992 million and total investments of $726 million.

•	During the year, CTIMCO originated $219.4 million of new investments in 11 transactions for its investment management vehicles.

•	CTIMCO’s special servicer rating was upgraded by Fitch Ratings to ‘CSS3+’ from ‘CSS3.’

CT Legacy REIT

In connection with its March 2011 restructuring, the Company transferred substantially all of its directly held interest earning assets to CT Legacy REIT, and either transferred or extinguished all of its recourse liabilities.

CT Legacy REIT is owned 52% by the Company, 24% by an affiliate of its former mezzanine loan lender, and 24% by the Company’s former lenders under its extinguished senior credit facility. In addition, CT Legacy REIT issued a subordinate class of common stock to the Company’s former junior subordinated noteholders. The Company manages CT Legacy REIT as a liquidating portfolio.

•	Adjusted Operating Results:

•

CT Legacy REIT’s adjusted net income of $1.2 million for the quarter was primarily driven by (i) $5.4 million of recovery of loan losses, and (ii) $1.3 million of net interest income. This was offset by (i) intercompany dividends of $1.9 million, (ii) a $1.2 million valuation allowance on loans held-for-sale, and (iii) a $1.1 million other-than-temporary impairment of securities. CT Legacy REIT’s cash-basis adjusted net income was $1.7 million for the quarter ended December 31, 2011.

•	Assets:

•	Restricted cash of $13.0 million as of December 31, 2011.

•	Asset repayments of $269.6 million since the Company’s March 31st restructuring, representing 54.0% of the initial net book value of the CT Legacy REIT portfolio.

•	17 loans with a principal balance of $372.1 million, adjusted book balance of $237.4 million, and fair value of $212.5 million.

•	$8.0 million reversal during the quarter of a previously recorded provision for loan losses (total impairments in the portfolio of $132.3 million against five loans).

•	14 securities with a principal balance of $143.4 million, adjusted book balance of $7.4 million, and fair value (excluding CT CDO III) of $1.6 million.

•	$483,000 of new credit impairments recorded during the quarter related to CT CDO III (total credit impairments in the securities portfolio of $135.7 million against 12 securities).

•	Liabilities:

•	Repayment of $266.3 million, or 69%, of CT Legacy REIT’s debt obligations since the Company’s March 31st restructuring.

•

At year end, both the Morgan Stanley and Citigroup repurchase facilities had been repaid in full, and the only remaining liabilities were a $58.5 million JP Morgan repurchase facility and the $65.3 million mezzanine loan.

•

Subsequent to year-end, in February 2012, the Company refinanced the JP Morgan repurchase facility and the mezzanine loan with a single, new $124.0 million repurchase facility with JP Morgan. The facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases going forward.

Adjusted Balance Sheet and Operating Results

The consolidated financial statements of the Company include nine consolidated securitization vehicles which are all non-recourse, as well as assets and liabilities related to loan participations sold which did not qualify as sales under accounting principles generally accepted in the United States (“GAAP”). This has resulted in a presentation of gross assets and liabilities, provisions/impairments, and operations being recorded in excess of the Company’s economic interests in such entities.

The Company’s adjusted balance sheet and operating results (i) eliminate loan participations sold, and (ii) deconsolidate securitization vehicles which are presented gross in accordance with GAAP, and show instead the Company’s cash investment in these non-recourse entities, adjusted for losses expected or incurred, and the cash income earned thereon. Due to the non-recourse nature of these entities, the Company’s investment amount as well as its income from these entities cannot be less than zero on a cash basis. In addition, non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges is eliminated.

Also, the adjusted balance sheet and operating results separately show the Company’s financial position and operations from those of CT Legacy REIT.

The Company’s adjusted balance sheet is not an alternative or substitute for its consolidated balance sheet prepared in accordance with GAAP as a measure of its financial position, and the Company’s adjusted operating results are not an alternative or substitute for net income reported in accordance with GAAP as a measure of the Company’s performance. Rather, the Company believes that its adjusted balance sheet and operating results provide meaningful information to consider, in addition to its consolidated balance sheet and statement of operations prepared in accordance with GAAP, because these measures help the Company evaluate its financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of the Company’s current investment portfolio, capitalization, or shareholders’ equity.

The Company’s adjusted balance sheet should not be viewed as an alternative measure of shareholders’ equity. Similarly, adjusted earnings should not be viewed as an alternative measure of either the Company’s operating liquidity or funds available for its cash needs. In addition, the Company may not prepare its adjusted balance sheet or adjusted earnings in the same manner as other companies that use similarly titled measures.

Adjusted Balance Sheet as of December 31, 2011

	September	September	September	September
(in thousands, except per share data)			Adjusted Balance Sheet
	Consolidated GAAP Capital Trust, Inc.	Adjustments (1)(2)(3)	CT Legacy REIT	Capital Trust, Inc.
Assets
Cash and cash equivalents	$34,818	$—	$—	$34,818
Loans receivable, net	19,282	(19,282)	—	—
Equity investments in unconsolidated subsidiaries	10,399	—	—	10,399
Investment in CT Legacy REIT	—	61,623	—	61,623
Deferred income taxes	1,268	—	—	1,268
Prepaid expenses and other assets	4,533	947	—	5,480

Subtotal	70,300	43,288	—	113,588

Assets of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Restricted cash	12,985	—	12,985	—
Securities held-to-maturity	2,602	4,837	7,439	—
Loans receivable, net	206,514	—	206,514	—
Loans held-for-sale, net	30,875	—	30,875	—
Accrued interest receivable and other assets	2,119	—	2,119	—

Subtotal	255,095	4,837	259,932	—

Assets of consolidated securitization vehicles	1,040,921	(1,040,921)	—	—

Total/adjusted assets	$1,366,316	$(992,796)	$259,932	$113,588

Liabilities & Shareholders’ Equity
Accounts payable and accrued expenses	$8,075	$—	$—	$8,075
Secured notes	7,847	—	—	7,847
Participations sold	19,282	(19,282)	—	—

Subtotal	35,204	(19,282)	—	15,922

Non-Recourse Liabilities of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Accounts payable and accrued expenses	743	650	1,393	—
Repurchase obligations	58,464	—	58,464	—
Mezzanine loan, net of unamortized discount	55,111	—	55,111	—
Participations sold	97,465	(97,465)	—	—
Interest rate hedge liabilities	8,817	—	8,817	—

Subtotal	220,600	(96,815)	123,785	—

Liabilities of consolidated securitization vehicles	1,239,451	(1,239,451)	—	—

Total/adjusted liabilities	1,495,255	(1,355,548)	123,785	15,922

Total/adjusted equity	(110,424)	344,237	136,147	97,666

Noncontrolling interests	(18,515)	18,515	—	—

Total/adjusted liabilities and shareholders’ equity	$1,366,316	$(992,796)	$259,932	$113,588

Capital Trust, Inc. book value/adjusted book value per share:
Basic	$(4.85)			$4.29
Diluted	$(4.85)			$3.94

(1)

All securitization vehicles have been deconsolidated and reported at their cash investment amount, adjusted for current losses relative to the Company’s equity investment in each vehicle. Due to the non-recourse nature of these entities, the Company’s investment cannot be less than zero on a cash basis. See note 11 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of consolidated securitization vehicles.

(2)

Loan participations which have been sold to third-parties, and did not qualify for sale accounting, have been eliminated. See Note 8 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of loan participations sold.

(3)

Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of interest rate swaps not designated as hedging instruments.

Adjusted Income Statement for the Year Ended December 31, 2011

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
			Adjusted Income Statement
	Consolidated GAAP Capital Trust, Inc.	Adjustments (1)(2)(3)	CT Legacy REIT	Capital Trust, Inc.

Income from loans and other investments:
Interest and related income	$117,162	$(89,929)	$18,479	$8,754
Less: Interest and related expenses	96,974	(73,154)	19,554	4,266

Income from loans and other investments, net	20,188	(16,775)	(1,075)	4,488

Other revenues:
Management fees from affiliates	6,618	—	—	6,618
Servicing fees	8,497	1,392	—	9,889

Total other revenues	15,115	1,392	—	16,507

Other expenses:
General and administrative	23,867	(758)	2,585	20,524

Total other expenses	23,867	(758)	2,585	20,524

Total other-than-temporary impairments on securities	(49,309)	24,698	(24,598)	(13)
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	1,243	(2,883)	—	(1,640)
Impairments on real estate held-for-sale	(1,055)	1,055	—	—

Net impairments recognized in earnings	(49,121)	22,870	(24,598)	(1,653)

Recovery of provision for loan losses	19,326	(1,011)	10,401	7,914
Valuation allowance on loans held-for-sale	(1,456)	—	(1,456)	—
Gain on extinguishment of debt	271,031	(96,185)	—	174,846
Income from equity investments	3,649	—	—	3,649
Loss from CT Legacy REIT	—	—	—	(10,646)
Intercompany dividends	—	—	(5,646)	5,646

Income (loss)/adjusted income (loss) before income taxes	254,865	(88,951)	(24,959)	180,227

Income tax provision	2,546	—	750	1,796

Net income (loss)/adjusted net income (loss) before noncontrolling interests	252,319	(88,951)	(25,709)	178,431

Add: Net loss attributable to noncontrolling interests	5,823	(5,823)	—	—

Net income (loss)/adjusted net income (loss)	$258,142	$(94,774)	$(25,709)	$178,431

Earnings/adjusted earnings per share:
Basic	$11.39			$7.87
Diluted	$10.78			$7.45

(1)

All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, the Company’s net income from such entities cannot be less than zero on a cash basis. See note 11 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of consolidated securitization vehicles.

(2)

Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated. See Note 8 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of loan participations sold.

(3)

Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of interest rate swaps not designated as hedging instruments.

Adjusted Income Statement for the Three Months Ended December 31, 2011

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
			Adjusted Income Statement
	Consolidated GAAP Capital Trust, Inc.	Adjustments (1)(2)(3)	CT Legacy REIT	Capital Trust, Inc.

Income from loans and other investments:
Interest and related income	$21,975	$(16,916)	$5,059	$—
Less: Interest and related expenses	16,593	(12,662)	3,770	161

Income from loans and other investments, net	5,382	(4,254)	1,289	(161)

Other revenues:
Management fees from affiliates	1,691	—	—	1,691
Servicing fees	6,289	760	—	7,049

Total other revenues	7,980	760	—	8,740

Other expenses:
General and administrative	3,999	(112)	452	3,435

Total other expenses	3,999	(112)	452	3,435

Total other-than-temporary impairments on securities	(13,689)	12,567	(1,122)	—
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	4,341	(4,341)	—	—

Net impairments recognized in earnings	(9,348)	8,226	(1,122)	—

(Provision for) recovery of loan losses	(15,075)	20,428	5,353	—
Valuation allowance on loans held-for-sale	(1,232)	—	(1,232)	—
Income from equity investments	1,544	—	—	1,544
Income from CT Legacy REIT	—	—	—	524
Intercompany dividends	—	—	(1,875)	1,875

(Loss) income/adjusted income before income taxes	(14,748)	25,272	1,961	9,087

Income tax provision	1,332	—	750	582

Net (loss) income/adjusted net income before noncontrolling interests	(16,080)	25,272	1,211	8,505

Add: Net loss attributable to noncontrolling interests	7,758	(7,758)	—	—

Net (loss) income/adjusted net income (4)	$(8,322)	$17,514	$1,211	$8,505

Earnings/adjusted earnings per share:
Basic	$(0.37)			$0.37
Diluted	$(0.37)			$0.36

(1)

All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, the Company’s net income from such entities cannot be less than zero on a cash basis. See note 11 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of consolidated securitization vehicles.

(2)

Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated. See Note 8 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of loan participations sold.

(3)

Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to the Company’s Form 10-K, filed on February 14, 2012, for discussion of interest rate swaps not designated as hedging instruments.

(4)

Capital Trust Inc.’s cash-basis adjusted net income was $7.3 million. Cash-basis adjusted net income excludes from adjusted net income: (i) $1.6 million of non-cash income recognized from the Company’s investments in equity method investees, including CT Legacy REIT, (ii) $482,000 of non-cash income tax expense recognized on the Company’s deferred tax assets, and (iii) $86,000 of other items. CT Legacy REIT’s cash-basis adjusted net income was $1.7 million. Cash-basis adjusted net income excludes from adjusted net income: (i) $5.4 million of non-cash recovery of loan losses, (i) $2.4 million of non-cash securities impairments and valuation allowances on loans held-for-sale, and (iii) $91,000 of other items.

******

The Company will conduct a management conference call at 10:00 a.m. Eastern Time on Wednesday, February 15, 2012 to discuss fourth quarter 2011 and year end results. Interested parties can access the call toll free by dialing (800) 862-9098 or 785-424-1051 for international participants. The conference ID is “CAPITAL.” A recorded replay will be available from noon on February 15, 2012 through midnight on Wednesday, February 29, 2012. The replay call number is 800-283-8183 or 402-220-0867 for international callers.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to future financial results and business prospects. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the continued credit performance and recovery from the Company’s retained balance sheet and transferred legacy assets, the success of the Company’s efforts to raise additional capital and re-commence balance sheet investment activity, its asset/liability mix, the effectiveness of the Company’s hedging strategy and the rate of repayment of the Company’s portfolio assets and the impact of these events, conditions and uncertainties on the Company’s cash flow, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

About Capital Trust

Capital Trust, Inc. is a fully integrated, self-managed real estate finance and investment management company that specializes in credit sensitive structured financial products. To date, the Company’s investment programs have focused primarily on loans and securities backed by commercial real estate assets, investing both for its balance sheet and for third party vehicles. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol “CT.” The Company is headquartered in New York City.